Exhibit D
                             CSW International, Inc.
                        Consolidated Statement of Income
                    For the Twelve Months Ended June 30, 1999
                                   (Unaudited)
                                    ($000's)


Operating Revenues
    Electric revenues                       $ 1,510,653
    Other diversified                           165,941
                                            ------------

                                              1,676,594

Operating Expenses
    Cost of electric sales                      994,016
    General and administrative                  288,735
    Depreciation and amortization               103,285
    Other diversified                            91,996
                                            ------------

                                              1,478,032
                                            ------------

Operating Income                                198,562

Other Income and (Deductions)
    Investment income                            16,775
    Interest income                              25,881
    Interest expense                           (127,186)
                                            ------------

                                                (84,530)
                                            ------------

Income Before Income Taxes                      114,032

Provision for Income Taxes                        5,690
                                            ------------

Net Income                                    $ 108,342
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